Exhibit 1.01
Fastenal Company
Conflict Mineral Report
For the Year Ended December 31, 2015
This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality of production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG). The covered countries for the purposes of the Rule and this report are the Democratic Republic of the Congo (the DRC), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (the Covered Countries).

1.	Company Overview and Covered Products
This report has been prepared by our management. The information includes the activities of all subsidiaries that are required to be consolidated.
Fastenal is a North American leader in the wholesale distribution of industrial and construction supplies. We distribute these supplies through a network of approximately 2,600 company owned stores. Most of our customers are in the manufacturing and non-residential construction markets. Our principal products include Fasteners, Tools, Cutting Tools, Hydraulics & Pneumatics, Material Handling, Janitorial Supplies, Electrical Supplies, Welding Supplies, Safety Supplies, Metals, and Office Supplies. Each product line may contain multiple product categories.
During 2015, approximately 95% of our consolidated net sales were attributed to products manufactured by other companies to industry standards or to customer specific requirements. The remaining 5% related to products manufactured, modified or repaired by our manufacturing businesses or our support services, a portion of which would be included as Covered Products.
Fastenal manufactures products consisting primarily of non-standard sizes of threaded fasteners made to customers’ specifications or standard sizes manufactured under our Holo-Krome® product line. In addition to Fastenal manufactured items are the Fastenal Brands listed below that we may be deemed to contract to manufacture, each of which are hereinafter referred in this report as the covered products (the Covered Products).

Fastenal Brand	Product Type
Agent®	Safety Non-Personal Protective Equipment (PPE)
Aspect®	Office Supplies
Blackstone® (Including Premium)	Welding Supplies
Body Guard®	Safety PPE
Clean Choice®	Janitorial Supplies
DynaFlo®	Fluid, Power and Lubrication Supplies
EquipRite®	Material Handling
FMT®	Metalworking & Cutting Tools
FNL® & EcoGuard®	Fasteners
Northway®	Fleet & Automotive Supplies
Power Phase®	Electrical Supplies
ProFitter®	HVAC & Plumbing Supplies
Rock River®	Construction Supplies
Stronghold®	Power Transmission Supplies
Talon®	Chemicals & Greases
Tritan®	Measuring Tools

2.	Reasonable Country of Origin Inquiry (RCOI) Survey
A targeted risk-based approach was utilized by Fastenal to ensure we included suppliers of products that were more likely to contain 3TG, either due to the nature of the component, or the location of the supplier and its manufacturing facilities. We assessed our industry as well as other companies and confirmed that this risk-based approach is consistent with how many peer companies are approaching the Rule.
Fastenal continued outreach to suppliers of Covered Products in calendar year 2015 requesting high level information. Based on this outreach we were able to rule out certain suppliers based on their representation to us that no 3TG exists in their supply chain. Those suppliers that responded with a status of “Unknown” or “Contains 3TG” went on to product level reviews.
Product level reviews are requested since 3TG may not be contained in every product purchased from an individual supplier or be a Covered Product. By providing a list of products with each request, we were able to receive an indication if the Covered Products in question also contained 3TG. Once we identified Covered Products that contained 3TG, we requested that our suppliers complete a Conflict Mineral Report Template (CMRT) that helped us identify smelter information for our further review.

3.	Due Diligence
3.1    Framework Design
To determine the source and chain of custody of 3TG necessary to the functionality and/or production of our products, we conducted due diligence on our supply chain. Our due diligence measures were developed to ascertain whether the 3TG in our products originated in the Covered Countries. Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten. As detailed in the following sections, our due diligence process has been designed to comply with the following five steps of the OECD Guidance:

1.	Establishment of strong company management systems;

2.	Identification and assessment of risks in our supply chain;

3.	Implementation of a strategy to respond to identified risks;

4.	Audit of supply chain due diligence; and

5.	Reporting on supply chain due diligence.
3.2    Due Diligence Performed
Due diligence measures performed to advance the efforts described above included:

a.
Compared smelters and refiners identified by suppliers to the Conflict-Free Sourcing Initiative (CFSI) lists of validated conflict free and verified facilities and the US Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities”, and conducting our own supplemental research on smelters and refiners;

b.	Escalated communication with unresponsive suppliers to the stakeholder(s) in charge of the business relationship;

c.	Validated questionable supplier responses by reviewing bill of material reports for existence of 3TG in the Covered Products;

d.	Requested product level CMRTs when supplier responses indicated 3TG existed within the supplier's full product offering to ensure applicability to the Covered Products; and

e.	Challenged and returned outdated supplier disclosures to obtain updated responses.

4.	Overview of Fastenal's Conflict Minerals Program
Supply Chain and Developing Strong Company Management System
Due to the breadth and volume of suppliers with which Fastenal conducts business, we are continuing outreach and finalizing review of responses from our suppliers. We rely on our direct suppliers to provide information regarding the origin of any 3TG conflict minerals contained in components and materials supplied to us, including sources of 3TG that are supplied to our direct suppliers from lower tier suppliers. Our Conflict Minerals Policy, Contract terms, and Supplier Code of Conduct have been made available to all suppliers. Internal systems have been created and improved upon to allow for product level reporting capabilities to better manage due diligence on the Covered Products.
Fastenal has established a management system for conflict minerals. Our management team includes the Interim Chief Financial Officer, Controller, and Chief Accounting Officer, General Counsel, and Vice President of Procurement & Supply Chain. The President and Chief Executive Officer and other executive-level representatives provide direct oversight of the management team. Also, subject matter experts from relevant functions such as Supply Chain Compliance, Engineering, Quality Control, Manufacturing, Procurement and Product Development have assisted and supported the management team with implementing processes and procedures to reach the objectives of our program. The Director of Supply Chain Compliance acts as the conflict minerals program manager. Continued involvement with industry groups such as the Twin Cities Conflict Mineral Task Force keeps us informed of changes and solutions surrounding supply chain transparency within the industry.
Identify and Assess Risk in Supply Chain
As noted previously in this report, Fastenal has developed a management team to address this issue and develop a conflict minerals program to manage and monitor this topic. Updates and assessments are provided regularly to Fastenal’s executive level management. To reduce the risk of lack of participation by our suppliers, we provide training and respond to their inquiries concerning the Rule in order to assist suppliers in their review. As certain suppliers may be unfamiliar with the Rule or may not be subject to the Rule, educating and encouraging cooperation with our suppliers will assist in reducing the risk of inadequate participation.
Design and Implement Strategy to Respond to Risks
Basic risks include incomplete information or a lack of response from a supplier. The other primary risk is a supplier’s inability or unwillingness to comply with the requirement to verify or pursue compliance with the Rule. The group responsible for reviewing risk areas will carry out corrective action as deemed necessary as we work toward a conflict-free supply chain.
Audit of Supply Chain Due Diligence
In April 2014, the Securities and Exchange Commission provided written guidance that explained that only companies who elect to claim their products are “Conflict Free” are subject to an independent private sector audit. Fastenal is not making such claim. Consequently, this report presented herein was not audited.
Reporting on Efforts
In accordance with the OECD Guidance and the Rule, this report is available on our investor website at http://investor.fastenal.com/.

5.	Results of Due Diligence
5.1    Survey Responses
Identifying the Covered Products that contain 3TG has been a key part of reviews to date. Suppliers included in the review process either manufacture Fastenal Brand ‘private label’ products or are tied to Fastenal’s manufacturing supply chain and had purchase activity in 2015. Unresponsive and pending reviews will continue throughout 2016. Many suppliers continue to provide only company level information. Table 1 identifies the names of smelters and refiners and their location that our suppliers have identified as processing 3TG that may be used in our Covered Products. However, since many suppliers continue to provide company level information and not product level information, this list may include some facilities unrelated to our Covered Products. The sourcing status for each of these smelters and refiners is unknown. We will continue working with these suppliers to obtain product level data specific to the Covered Products as their programs mature.
5.2    Product Determination
In light of the developing information from suppliers detailed above, we are unable to determine whether any of our Covered Products originated in Covered Countries. Programs will need to mature more to comfortably provide this information.

Table 1

Metal (†)	Smelter or Refiner Name (†)	Location of Facility (†)
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Johnson Matthey Limited*	CANADA
Gold	Royal Canadian Mint*	CANADA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Heraeus Ltd. Hong Kong*	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	CHINA
Gold	Jiangxi Copper Company Limited*	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery *	CHINA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Aurubis AG*	GERMANY
Gold	Bauer Walser AG	GERMANY
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Doduco*	GERMANY
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	Chimet S.p.A.*	ITALY
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Asahi Pretec Corporation*	JAPAN
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Japan Mint*	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Mitsubishi Materials Corporation*	JAPAN

Table 1 (Continued)

Metal (†)	Smelter or Refiner Name (†)	Location of Facility (†)
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Caridad	MEXICO
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V *	MEXICO
Gold	Schone Edelmetaal*	NETHERLANDS
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	SEMPSA Joyería Platería SA*	SPAIN
Gold	Boliden AB*	SWEDEN
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Metalor Technologies SA*	SWITZERLAND
Gold	PAMP SA*	SWITZERLAND
Gold	PX Précinox SA*	SWITZERLAND
Gold	Valcambi SA*	SWITZERLAND
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.*	TURKEY

Table 1 (Continued)

Metal (†)	Smelter or Refiner Name (†)	Location of Facility (†)
Gold	Johnson Matthey Inc.*	UNITED STATES
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	Materion*	UNITED STATES
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Ohio Precious Metals, LLC*	UNITED STATES
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	Duoluoshan*	CHINA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES

Table 1 (Continued)

Metal (†)	Smelter or Refiner Name (†)	Location of Facility (†)
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Telex Metals*	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	EM Vinto	BOLIVIA
Tin	EM Vinto*	BOLIVIA
Tin	OMSA*	BOLIVIA
Tin	Cooper Santa	BRAZIL
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Magnu's Minerais Metais e Ligas LTDA*	BRAZIL
Tin	Melt Metais e Ligas S/A*	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Soft Metais Ltda.*	BRAZIL
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	China Rare Metal Materials Company*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV DS Jaya Abadi*	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV JusTindo*	INDONESIA
Tin	CV Nurjanah*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA

Table 1 (Continued)

Metal (†)	Smelter or Refiner Name (†)	Location of Facility (†)
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah*	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	Dowa*	JAPAN
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Malaysia Smelting Corp*	MALAYSIA
Tin	Minsur	PERU
Tin	Minsur*	PERU
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Fenix Metals*	POLAND
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	Rui Da Hung*	TAIWAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	Thaisarco	THAILAND
Tin	Thaisarco*	THAILAND
Tin	Alpha*	UNITED STATES
Tin	Malaysia Smelting Corp Berhand*	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA

Table 1 (Continued)

Metal (†)	Smelter or Refiner Name (†)	Location of Facility (†)
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
(†) Smelter and refiner facility names and locations are as reported by the CFSI as of May 25, 2016.
(*) Indicates smelters and refiners which are compliant with the Conflict-Free Smelter Program assessment protocols according to the CFSI as of May 25, 2016.